UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2022

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective April 1, 2022, Jacob Brunsberg, the President and Chief Executive Officer of Sigma Labs, Inc. (the “Company”), was appointed to serve as a Class II director on the board of directors (the “Board”) of the Company. As a result of the appointment of Mr. Brunsberg, the Company no longer complies with Nasdaq Listing Rule 5605(b)(1) because a majority of the Board is not comprised of independent directors as defined in Nasdaq Listing Rule 5605(a)(2).

In accordance with Nasdaq Listing Rules, the Company notified Nasdaq of Mr. Brunsberg’s appointment effective April 1, 2022, and the resulting non-compliance with Nasdaq Listing Rule 5605(b)(1). On April 4, 2022, the Company received a notice from Nasdaq acknowledging the fact that the Company does not meet the requirements of Nasdaq Listing Rule 5605(b)(1).

In accordance with Nasdaq Listing Rule 5605(b)(1)(A), to regain compliance with Nasdaq Listing Rules, the Company (i) has until the earlier of the Company’s next annual shareholders’ meeting or April 1, 2023, or (ii) if the Company’s next annual shareholders’ meeting is held before September 28, 2022, then the Company must evidence compliance no later than September 28, 2022.

The Board intends to identify a new director who satisfies the requirements of the Nasdaq Listing Rules prior to the expiration of the applicable cure period.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2022	SIGMA LABS, INC.

	By:	/s/ Jacob Brunsberg
	Name:	Jacob Brunsberg
	Title:	President and Chief Executive Officer